As filed with the Securities and Exchange Commission on November 6, 1998

                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  Procept, Inc.
             (Exact Name of Registrant as Specified in its Charter)

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             Delaware                                                       04-2893483
(State or Other Jurisdiction of Incorporation)                (I.R.S. Employer Identification No.)
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               840 Memorial Drive, Cambridge, Massachusetts 02139
                    (Address of Principal Executive Offices)


                                 1989 STOCK PLAN
                            (Full Title of the Plan)

                                   John F. Dee
                      President and Chief Executive Officer
                                  Procept, Inc.
                               840 Memorial Drive
                         Cambridge, Massachusetts 02139
                                 (617) 491-1100
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                            Lynnette C. Fallon, Esq.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

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                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                         Proposed maximum      Proposed maximum
     Title of each class of           Amount to be      offering price per    aggregate offering        Amount of
  securities to be registered          registered            share(1)              price(1)         registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      1,473,802 shares           $1.1875           $1,750,139.88           $486.54
---------------------------------------------------------------------------------------------------------------------
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(1)  Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on November 4, 1998 as reported by the Nasdaq SmallCap
     Market System.

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          Statement Regarding Incorporation By Reference From Effective
                            Registration Statement.

         Pursuant to Instruction E to Form S-8, the contents of (i) the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on March 14, 1994 (File No. 33-76252) relating to the registration of 1,083,940 shares (15,485 shares as adjusted for the October 14, 1997 one-for-seven reverse split and the June 1, 1998 one-for-ten reverse split, the "Reverse Splits") of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1989 Stock Plan (the "Plan"), (ii) the Registrant's Registration Statement on Form S-8 filed with the Commission on June 14, 1996 (File No. 333-06035) relating to the registration of 250,000 additional shares (3,571 shares as adjusted for the Reverse Splits) of the Registrant's Common Stock authorized for issuance under the Registrant's Plan and (iii) the Registrant's Registration Statement on Form S-8 filed with the Commission on September 23, 1997 (File No. 333-36147) relating to the registration of 500,000 additional shares (7,142 shares as adjusted for the Reverse Splits) of the Registrant's Common Stock authorized for issuance under the Registrant's Plan, are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 1,473,802 shares of the Registrant's Common Stock to be issued under the Plan.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette C. Fallon, the Secretary of the Registrant, is a partner of Palmer & Dodge LLP.


Item 8.  Exhibits.

         See Exhibit Index on page 4.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 6th day of November, 1998.

                                                 PROCEPT, INC.
                                                 (Registrant)

                                                 By: /s/ John F. Dee
                                                     --------------------------
                                                     John F. Dee, President and
                                                     Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Procept, Inc., hereby severally constitute and appoint John F. Dee and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 6th day of November, 1998:

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Signature                                          Capacity
---------                                          --------

/s/ John F. Dee                                    President and Chief Executive Officer
-----------------------------                      (Principal Executive Officer and Principal
John F. Dee                                        Financial and Accounting Officer) and Director


/s/ Michael S. Weiss                               Chairman of the Board and Director
-----------------------------
Michael S. Weiss


/s/ Zola P. Horovitz                               Director
-----------------------------
Zola P. Horovitz


/s/ Max Link                                       Director
-----------------------------
Max Link


/s/ Mark C. Rogers                                 Director
-----------------------------
Mark C. Rogers


/s/ Elliott H. Vernon                              Director
-----------------------------
Elliott H. Vernon
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                                  EXHIBIT INDEX

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Exhibit
Number                              Description
------                              -----------

4.1 Restated Certificate of Incorporation of Procept. Filed as Exhibit 3.1 to Procept's Form 10-Q for the quarter ended June 30, 1997, Commission File No. 0-21134, and incorporated herein by reference.

4.2 Certificate of Designation of Series A Convertible Preferred Stock. Filed as Exhibit 3.2 to Procept's Form 10-Q for the quarter ended June 30, 1997, Commission File No. 0-21134, and incorporated herein by reference.

4.3 Certificate of Amendment of the Restated Certificate of Incorporation of Procept, filed with the Secretary of State of Delaware on October 7, 1997, effective as of October 14, 1997. Filed as Exhibit 3.1 to Procept's Form 10-Q for the quarter ended September 31, 1997, Commission File No. 0-21134, and incorporated herein by reference.

4.4 Certificate of Amendment of the Restated Certificate of Incorporation of Procept, filed with the Secretary of State of Delaware on May 19, 1998, effective as of June 1, 1998. Filed herewith.

4.5 Restated By-Laws of the Registrant. Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-57188, and incorporated herein by reference.

5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1 Consent of Coopers & Lybrand L.L.P., independent accountants. Filed herewith.

23.2     Consent of Palmer & Dodge LLP (contained in Exhibit 5).

24       Power of Attorney (included in the signature page hereto).

99 Procept, Inc. 1989 Stock Plan, as amended. Filed as Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 0-021134) and incorporated herein by reference.

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